                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Filed by the registrant [X]
    Filed by a party other than the registrant [ ]
    Check the appropriate box:

    [ ] Preliminary proxy statement                       [ ] Confidential, for use of the Commission
                                                          only (as permitted by Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or 14a-12

                                LIFEPOINT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                LIFEPOINT, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                                LIFEPOINT, INC.
                            1205 SOUTH DUPONT STREET
                               ONTARIO, CA 91761

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
LifePoint, Inc.

     The Annual Meeting of Stockholders of LifePoint, Inc. (the "Company") will be held at the DoubleTree Hotel located at 222 North Vineyard Avenue, Ontario, California 91764, on Friday, September 7, 2001, at 2:00 p.m., Pacific Daylight Time (the "Annual Meeting"), for the following purposes:

     1. To elect one Class A Director for a term of three years to serve in his or her class until his or her successor is duly elected and qualifies.

     2. To ratify the appointment of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending March 31, 2002.

     3. To transact such other business as may come before the Annual Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on Friday, August 3, 2001, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          /s/ Robert W. Berend

                                          Robert W. Berend
                                          Secretary

August 9, 2001

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. THE PROXY MAY BE REVOKED IN WRITING PRIOR TO THE MEETING OR, IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                                LIFEPOINT, INC.
                            1205 SOUTH DUPONT STREET
                               ONTARIO, CA 91761

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 7, 2001

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of LifePoint, Inc. (the "Company") of proxies to be voted at the Company's Annual Meeting of Stockholders (the "Meeting") to be held on Friday, September 7, 2001, or at any adjournment thereof. The purposes for which the Meeting is to be held are set forth in the preceding Notice of Annual Meeting. This Proxy Statement and the enclosed form of proxy are first being mailed on or about Monday, August 13, 2001, to holders of record of the Company's Common Stock, par value $.001 per share (the "Common Stock"), as of the close of business on Friday, August 3, 2001 (the "Record Date"), which has been fixed as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting.

                               VOTING SECURITIES

     On the Record Date, 31,570,853 shares of the Common Stock, which is the only class entitled to vote at the Meeting, were issued, outstanding and entitled to vote. Each stockholder of record is entitled to cast, in person or by proxy, one vote for each share of the Common Stock held by such stockholder as of the close of business on the Record Date. A plurality of the votes cast at the Meeting shall be necessary to elect the Class A Director (i.e., Proposal
One). The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Meeting shall be necessary to approve the selection of the independent auditors (i.e., Proposal
Two).

     A majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at the Meeting. Abstensions and broker non-votes are treated for the purpose of determining a quorum at the Meeting and are not treated as a vote for or against a proposal.

     Proxies will be voted as indicated in this Proxy Statement and the enclosed proxy. Shares presented by properly executed proxies, if received in time, will be voted in accordance with any specifications made therein. A proxy may be revoked by delivering a written notice of revocation to the Company (Attention:
Robert W. Berend, Secretary) at its principal executive office or in person at the Meeting, or by a subsequently dated proxy, at any time prior to the voting thereof. The principal executive office of the Company is located at the address in the heading to this Proxy Statement.

     Rules 576 and 577 of the American Stock Exchange LLC (the "AMEX"), on which Exchange the Common Stock has been traded since April 19, 2000, permit a member firm to vote for the election of the Class A Director and/or for the proposal to ratify the selection of independent auditors if the member firm holds the shares of the Common Stock for a beneficial owner and receives no instructions to the contrary by the tenth day before the Meeting, provided that the beneficial owner has received the proxy material at least 15 days before the Meeting.

     Rules 451 and 452 of the New York Stock Exchange, Inc. (the "NYSE") permit a member firm to vote for the election of the Class A Director and/or for the proposal to ratify the selection of independent auditors if the member firm holds the shares of the Common Stock for a beneficial owner and receives no instructions to the contrary by the tenth day before the Meeting. In the event of a conflict between the AMEX and the NYSE Rules in their application to the Company, the AMEX Rules will govern the member firm.

     The Company, nevertheless, urges each beneficial owner to instruct the member firm which holds of record the stockholder's shares of the Common Stock to vote in favor of the two proposals submitted to the stockholders for a vote.

     A stockholder shall have no right to receive payment for his, her or its shares as a result of stockholders' approval of any proposal in the Notice of Annual Meeting.

     Each of the persons who has served as a director or as an executive officer of the Company since April 1, 2000 (i.e., the beginning of the last fiscal year of the Company), including the person nominated for election as the Class A Director at the Meeting, has no substantial interest, direct or indirect, by security holdings or otherwise, in either of the proposals submitted to a vote at the Meeting (as described in the seventh preceding paragraph), other than, if he is the nominee for election as the Class A Director, in the election of the Class A Director (i.e., Proposal One).

                 PROPOSAL ONE: ELECTION OF THE CLASS A DIRECTOR

NOMINEE FOR ELECTION AS THE CLASS A DIRECTOR

     At the Annual Meeting of Stockholders held on August 25, 2000, the stockholders approved, and the Company subsequently filed, an Amendment to the then Restated Certificate of Incorporation of the Company (1) which provided for the election of directors by classes and (2) which fixed the number of directors at not less than three nor more than nine. In addition, at such meeting the stockholders elected (1) Peter S. Gold as the Class A Director to serve for one year (i.e., until the Annual Meeting of Stockholders in 2001) and until his successor is duly elected and qualifies; (2) each of Paul Sandler and Stan Yakatan as a Class B Director to serve for two years (i.e., until the Annual Meeting of Stockholders in 2002) and until his successor is duly elected and qualifies; and (3) each of Charles J. Casamento and Linda H. Masterson as a Class C Director to serve for three years (i.e., until the Annual Meeting of Stockholders in 2003) and until his or her successor is duly elected and qualifies. Accordingly, at this Meeting one Class A director will be elected.

     The Board intends to seek additional directors after this Meeting and, if appropriate candidates are determined after screening by the Company's Nominating Committee (see the section "Committees and Board Meetings" under this caption "Proposal One: Election of the Class A Director"), to increase the number of authorized directors and to elect such candidate or candidates as permitted by the Company's Certificate of Incorporation or the By-Laws of the Company. Not more than four directors may be so elected and each, whenever elected by the Board, will serve only until the next Annual Meeting of Stockholders at which time he or she must be designated to a Class and elected as such by the stockholders for him or her to continue in office as a director. There can be no assurance that additional directors will be added, whether in the period October 2001 to September 2002 or thereafter.

     Proxies received in response to this solicitation, unless specified otherwise, will be voted in favor of Peter S. Gold as the Board's nominee for election as the Class A Director. He is currently serving as the Class A Director of the Company. If he should not be available for election as contemplated, the management proxy holders will vote for a substitute designated by the current Board of Directors. In no event will proxies be voted for more than one nominee.

     The following table sets forth certain information, as of the Record Date, concerning the Board's nominee for election as the Class A Director of the Company and with respect to the four directors continuing in office. The information as to age has been furnished to the Company by the individual named. For information as to the shares of the Common Stock beneficially owned by the nominee and each director continuing in office, see the table under the caption "Security Ownership of Certain Beneficial Holders and Management" elsewhere in this Proxy Statement.

                                           YEAR
                                          FIRST                                                  TERM
                                         ELECTED        POSITION AND OFFICES                      TO
NAME OF NOMINEE OR DIRECTOR       AGE    DIRECTOR         WITH THE COMPANY           CLASS      EXPIRE
---------------------------       ---    --------       --------------------         -----      ------
(1) Nominee:
Peter S. Gold...................  76       1997     Director                        A          2001

                                           YEAR
                                          FIRST                                                  TERM
                                         ELECTED        POSITION AND OFFICES                      TO
NAME OF NOMINEE OR DIRECTOR       AGE    DIRECTOR         WITH THE COMPANY           CLASS      EXPIRE
---------------------------       ---    --------       --------------------         -----      ------
(2) Directors Continuing in
  office:
Paul Sandler....................  61       1997     Director                        B          2002
Stan Yakatan....................  58       2000     Director                        B          2002
Charles J . Casamento...........  56       2000     Director                        C          2003
Linda H. Masterson..............  50       1996     Chairman of the Board,          C          2003
                                                    President, Chief Executive
                                                    Officer and a Director

FAMILY RELATIONSHIPS OF DIRECTORS (INCLUDING THE ONE NOMINEE) AND EXECUTIVE OFFICERS

     There are no family relationships among the directors (including the nominee for election as the Class A Director) and the executive officers of the Company.

BUSINESS HISTORY OF DIRECTORS

  (1) Nominee for reelection as the Class A Director

     Peter S. Gold was first elected as a director of the Company on December 5, 1997. He retired in 1990 as the Chairman and the Chief Executive Officer of Price Pfister, Inc., the largest manufacturer of faucets in the world. Mr. Gold did a leveraged buyout and purchased such company in 1983; he subsequently took the company public in 1987; and sold the company in 1988. Price Pfister is now owned by Black & Decker Corp. Mr. Gold is a Director Emeritus of The Home Depot, Inc. and has major investments in commercial real estate in various parts of the United States. Mr. Gold is the Chairman of the Board of Trustees of Pitzer College (Claremont College), Claremont, California, and a member of the Board of Trustees of the City of Hope. Mr. Gold received a Doctor of Humane Letters from Pitzer College, Claremont, California, and received a law degree at Southwestern University, Los Angeles, California.

  (2) Directors continuing in office

     Linda H. Masterson has almost 30 years' industry experience and over 20 years' experience in marketing, sales and business development in the medical diagnostics, healthcare and biotechnology fields. On May 31, 1996, she was elected a director of the Company and, on July 31, 1996, the President and the Chief Operating Officer of the Company. On May 23, 1997, she became the Chief Executive Officer of the Company (formally designated as such on May 26, 1997). On June 16, 2000, she was elected as Chairman of the Board of the Company. Until May 13, 1996 when she became an employee of the then parent of the Company, she was employed as the Executive Vice President of Cholestech, Inc., a start-up diagnostic company, for which she developed and restructured that company's business strategy. In November 1993, Ms. Masterson founded Masterson & Associates, a company of which she was the President and owner until she joined Cholestech, Inc. in May 1994, which was engaged in the business of providing advice to start-up companies, including the preparation of technology and market assessments and the preparation of strategic and five-year business plans for biotech, medical device, pharmaceutical and software applications companies. From April 1992 to November 1993, Ms. Masterson was employed as the Vice President of Marketing and Sales of BioStar, Inc., a start-up biotech company focused on the commercialization of a new detection technology applicable to both immunoassay and hybridization based systems. From 1989 to 1992, she was employed as the Senior Vice President of Marketing, Sales and Business Development by Gen-Probe, Inc., a specialized genetic probe biotechnology company focused on infectious diseases, cancer and therapeutics. Prior to 1989, Ms. Masterson was employed for 12 years in various domestic and international marketing and sales positions at Johnson & Johnson, Inc., Baxter International Inc. and Warner-Lambert Company. Ms. Masterson has a B.S. in Medical Technology from the University of Rhode Island and an M.S. in Microbiology/ Biochemistry from the University of Maryland and attended the Executive Advanced Management Program at the Wharton School of Business at the University of Pennsylvania.

     Charles J. Casamento was first elected as a director of the Company on June 16, 2000. Mr. Casamento has extensive experience in marketing, business development and executive management in pharmaceutical, biotechnology and medical products companies. From November 1999 to date, he has been serving as the Chairman, President and Chief Executive Officer of Questcor Pharmaceuticals, Inc. ("Questcor"), a specialty pharmaceutical company focusing on serving the acute care and critical care hospital markets. From June 1993 to November 1999, he served as the Chairman, President and Chief Executive Officer of RiboGene, Inc., a therapeutics company which merged with another company to form Questcor in November 1999. From March 1989 to May 1993, he served as the President and Chief Executive Officer of Interneuron Pharmaceuticals, a biopharmaceutical company of which he was a co-founder. From December 1970 to March 1989, he held management positions with Genzyme Corporation, Sandoz, Inc., Hoffman-La Roche, Inc., Johnson & Johnson, Inc., and American Hospital Supply Corporation, all in the pharmaceutical area of their businesses. Mr. Casamento received his B.S. in Pharmacy from Fordham University and his M.B.A. from Iona College and is a licensed pharmacist.

     Paul Sandler was first elected as a director of the Company on December 5, 1997. He is a Board Certified pediatric nephrologist at the Arizona Kidney Disease & Hypertension Center in Phoenix, Arizona. Additionally, Dr. Sandler is the Medical Director at the Walter Boswell Memorial Hospital, the Phoenix Artificial Kidney Center, the South Phoenix Dialysis Center, the South Mountain Dialysis Services and the Renal Integrated Health Service Network. Dr. Sandler was a fellow at Albert Einstein College of Medicine in New York City, and received his post-graduate training at Kings County Hospital, New York City. Dr. Sandler received his M.D. at the State University of New York and his B.A. from Emory University.

     Stan Yakatan was first elected as a director of the Company on June 16, 2000. During the past ten years, he has dedicated his career to helping establish new companies in conjunction with venture capital firms throughout the world on a project assignment basis, particularly in medical device, biotechnology, biopharmaceutical and hi-technology companies. Mr. Yakatan also has extensive experience in sales, marketing and business development and as a senior manager in a variety of diagnostic, biotechnology and pharmaceutical companies. From May 1999 to date, he has been serving as the Chairman, President and Chief Executive Officer of Katan Associates which furnishes advisory services to its clients on strategic planning, marketing, business development and other matters and assists its clients in obtaining financing. Since July 1994, he has served as a consultant to Medical Science Partners, an international healthcare venture fund, and a member of the investment committee of BioCapital, also a healthcare venture fund. From May 1996 to May 1999, he served as the Chairman, President and Chief Executive Officer of Quantum Biotechnologies, which develops products to the research products molecular biology market. From September 1994 to December 1995, he served as the President and Chief Executive Officer of CryoSurge, a medical device development stage company. From July 1969 to July 1994, he advanced from a sales representative to managerial positions to executive officerships with Sandoz, Inc., New England Nuclear, E.I. Dupont de Nemours & Co., ICN Pharmaceuticals Inc., New Brunswick Scientific, Inc., Unisyn Technologies, Inc., Proteine Performance and Cystar, Inc. Mr. Yakatan received his M.B.A. from the Wharton School of Business of the University of Pennsylvania.

DIRECTORSHIPS ON OTHER PUBLIC COMPANIES

     Charles J. Casamento, in addition to serving as a director of Questcor Pharmaceuticals, Inc., for which public company (its Common Stock is traded on the AMEX) he also serves as its Chairman, President and Chief Executive Officer, serves as a director of Cortex Pharmaceuticals, Inc., the Common Stock of which is traded in the over-the-counter market.

     Peter S. Gold currently serves as a director of Arden Realty, Inc., the Common Stock of which is traded on the NYSE.

     Stan Yakatan currently serves as a director of BTX-Genetronics GEB, the Common Stock of which is traded on the Vancouver Stock Exchange.

     Linda H. Masterson and Paul Sandler do not currently serve on any board other than the Company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the

"Exchange Act"), or subject to the reporting requirement of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

COMMITTEES AND BOARD MEETINGS

     The Board has three standing committees: Audit, Compensation and Nominating, the first two of which were created on December 5, 1997 after the Company obtained its independence from SAT on October 29, 1997 and the third of which was created on February 26, 1999.

     Peter S. Gold has served since December 5, 1997, and Charles J. Casamento and Stan Yakatan have served since June 16, 2000, on the Audit Committee, with Mr. Gold serving as the Chairperson. Paul Sandler served on the Audit Committee from December 5, 1997 to June 16, 2000. All of such persons are "independent" as such term is defined in Section 121(A) of the AMEX's listing standards. The Audit Committee recommends annually to the stockholders the independent auditors to be retained by the Company, reviews the scope and procedures to be followed in the conduct of audits by the independent auditors, reviews the annual and quarterly financial reports and reviews various reports and recommendations with respect to internal controls and any significant changes in accounting. See "Report of the Audit Committee" elsewhere in this Proxy Statement.

     The Board of Directors hereby certifies that, on June 16, 2000, the directors adopted a Charter for the Audit Committee, superseding the resolutions of authorization originally adopted by the then Board on December 5, 1997. A copy of the Audit Committee Charter is annexed hereto as Appendix A and is incorporated herein by this reference.

     Messrs. Gold and Sandler have served since December 5, 1997, and Mr. Casamento has served since June 16, 2000, on the Compensation Committee, with Dr. Sandler serving as the Chairperson. The Compensation Committee approves the remuneration of key officers of the Company, reviews and recommends to the Board of Directors changes in the Company's stock benefit and executive, managerial or employee compensatory and benefit plans or programs and administers stock option and, when adopted, restricted stock or similar plans of the Company. See "Report of the Compensation Committee on Executive Compensation" elsewhere in this Proxy Statement.

     Linda H. Masterson has been serving since February 26, 1999, and Messrs. Casamento and Yakatan have served since June 16, 2000, on the Nominating Committee, with Mr. Casamento replacing Mr. Gold, who had served from February 26, 1999 to June 16, 2000, as the Chairperson. The Nominating Committee will recommend to the Board, among, other matters, nominees for election or re-election as directors of the Corporation, including screening any nomination received from a stockholder, director or officer of the Corporation, criteria relating to tenure and retention of directors, changes in directors' compensation, appointments to committees and procedures as to management succession.

     If a stockholder has a recommendation as to a nominee for election as a director, such stockholder should make his, her or its recommendation in writing addressed to Charles J. Casamento, as the Chairperson of the Nominating Committee, at the Company's address shown in the heading to this Proxy Statement, giving the business history and other relevant biographical information as to the proposed nominee and the reasons for suggesting such person as a director of the Company. The Nominating Committee will then promptly review the recommendation and advise the stockholder of its conclusion and, if a rejection, the reasons therefor.

     During the fiscal year ended March 31, 2001 ("fiscal 2001"), there were seven meetings of the Board. The Audit Committee held three meetings and the Compensation Committee held five meetings during fiscal 2001. The Nominating Committee did not meet in fiscal 2001.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table contains certain information relating to the directors and executive officers of the Company as of the Record Date:

NAME                                        AGE                    POSITION
----                                        ---                    --------
Linda H. Masterson........................  50    Chairman of the Board, President, Chief
                                                  Executive Officer and a Director
Thomas J. Foley...........................  61    Senior Vice President, Research and
                                                  Development
Lawrence A. Reynolds......................  52    Vice President, Marketing
Donald C. Fletcher........................  46    Vice President, Operations
James Canfield............................  42    Vice President, North American Sales
Michele A. Clark..........................  47    Controller and Chief Accounting Officer
Charles J. Casamento......................  56    Director
Peter S. Gold.............................  76    Director
Paul Sandler..............................  61    Director
Stan Yakatan..............................  58    Director

     Each director is currently elected to serve until the third Annual Meeting of Stockholders following his or her election (as described in the section "Nominee for Election as the Class A Director" under the caption "Proposal One:
Election of the Class A Director" elsewhere in this Proxy Statement or until his or her successor is elected and shall have qualified. Each officer of the Company is elected by the Board of Directors to serve at the discretion of the Board.

BUSINESS HISTORY

     For information as to the business histories of Ms. Masterson and Messrs. Casamento, Gold, Sandler and Yakatan, see the section "Business History of Directors" under the caption "Proposal One: Election of the Class A Director" elsewhere in this Proxy Statement.

     Thomas J. Foley has over 25 years' experience in the medical diagnostic industry. He was elected as Vice President, Research and Development of the Company effective March 9, 1998 and his title was changed to Senior Vice President, Research and Development on March 12, 1999. From November 1997 to March 1998, he was a consultant to various companies. From November 1994 to November 1997, he served as the Executive Vice President of Business and Product Development at HiChem/Elan Diagnostics ("HiChem"), where he managed research and development, regulatory affairs (including FDA submissions), strategic and business planning, technology assessment for acquisitions and manufacturing operations. Prior to joining HiChem in November 1994, Dr. Foley was the Vice President of Research and Development at Hycor Biomedical, Inc. ("Hycor"), where he was responsible for research and development of all products, including drugs of abuse products, over an eight-year period from May 1986 to November 1994. Prior to Hycor, Dr. Foley was the Vice President of Research and Development at Gilford Instruments from 1983 to 1986 and Worthington Diagnostics from 1981 to 1983. Prior to Worthington Diagnostics, Dr. Foley worked at Beckman Instruments, Inc. ("Beckman") and was the reagents product development manager for the Astra, one of Beckman's most successful product lines. Dr. Foley has a Ph.D. in Biochemistry from Trinity College, Dublin.

     Lawrence A. Reynolds has more than 20 years of marketing and sales experience in senior management positions in the biomedical field. He became an employee of the Company on January 17, 2000 and was elected as its Vice President, Marketing and Sales on January 21, 2000 and his title was changed to Vice President, Marketing on June 8, 2001. He served as Vice President, New Business Development and Strategic Planning for Microgenics Corporation, a manufacturer of point of care diagnostic products, from January to June in 1999 until its divestiture to Sybron Corporation. From February 1997 to December 1998, he served as Vice President, International Marketing of Abaxis, Inc., a manufacturer of point of care diagnostic products.

From April 1996 to February 1997, he served as managing principal of Lar Business Consulting which provided consulting services to point of care diagnostic and biomedical client companies. From 1977 to 1996, he held various managerial positions first with Syva Company ("Syva") and, after Syva's acquisition in 1995, its acquiror Behring Diagnostic, Inc. Syva is one of the leading providers of devices which test for drugs of abuse using urine as the specimen. Mr. Reynolds holds a B.S. in Chemistry and Mathematics from Haughton College and an M.S. in Laboratory Business Administration from Georgia State University.

     Donald C. Fletcher has over 25 years of directly related experience in the medical diagnostic industry, including over 23 years experience in manufacturing and operations with extensive experience in product scale-up and transfer, and product development team management. He was elected Vice President, Operations effective September 5, 2000. Mr. Fletcher was prior thereto Vice President, Operations of Sigma Diagnostics, a division of Sigma Aldrich Corporation, where he was responsible for manufacturing 1,500 medical products including both reagent kits and instrument systems. He also guided the new product development and product transfer of a new immunoassay test system. Prior to Sigma Diagnostics, Mr. Fletcher was Vice President, Manufacturing and an Officer of Diamedix Corporation, a start-up immunodiagnosic manufacturer, where he developed and scaled-up manufacturing for an instrument manufacturing department. Prior to Diamedix, Mr. Fletcher was employed by Beckman Coulter, Inc. in a variety of project management, plant management and manufacturing positions. Mr. Fletcher has a BA in Biological Sciences with a minor in chemistry from California State University, San Jose, California.

     James Canfield brings 20 years of sales and marketing experience, including extensive medical diagnostic expertise. He became an employee of the Company on May 28, 2001 and was formally elected as Vice President, North American Sales on June 8, 2001. Mr. Canfield has a proven track record of developing creative sales strategies for the establishment of diagnostics in both non-traditional markets and new, emerging markets. Most recently, Mr. Canfield was Vice President of Sales & Marketing at Fitability Systems, a provider of on-line interview and personality assessment systems for use in conjunction with on-line recruiting. Previous to Fitability Systems, Mr. Canfield was Vice President of Sales at Headhunter.net, the second largest job listing service in the United States, where he developed a new direct sales business model that directly resulted in an 18% revenue increase per month and played a crucial role in taking the company public in August of 1999. Prior to Headhunter.net, Mr. Canfield held several senior marketing and sales positions at IDEXX Laboratories, the market leader in veterinary diagnostic and services. While at IDEXX, Mr. Canfield was instrumental in the rapid growth of the organization and dramatically increased market share, which more than doubled revenues. Earlier in his career, Mr. Canfield held various general management, and senior operations and sales positions at Baxter Healthcare. Mr. Canfield worked at Abbott Laboratories prior to Baxter, and held positions of increasing sales responsibility. Mr. Canfield received a Bachelor of Science in Industrial Technology from Southern Illinois University.

     Michele A. Clark has more than 25 years of accounting and finance experience in manufacturing and high tech companies. She became an employee of the Company on April 12, 1999 and was formally elected as its Controller and appointed as its Chief Accounting Officer on April 16, 1999. Ms. Clark was formally, prior to joining the Company, the Controller at Auto-Graphics, Inc. ("Auto-Graphics"), a software development company, where she managed all accounting, finance, human resource and administrative functions within the company. Additionally, she was responsible for all filings with the Commission and shareholder relations. Prior to Auto-Graphics, Ms. Clark was Controller at Typecraft, Inc. ("Typecraft"), a commercial lithographer, where she was responsible for all accounting, finance and human resource functions. Prior to Typecraft, Ms. Clark served as accounting manager for three retail companies with multiple locations. Ms. Clark graduated Cum Laude with a B.S. in Accounting from the University of La Verne.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Based solely on a review of Forms 3 and 4 furnished to the Company under Rule 16a-3(e) promulgated under the Exchange Act, with respect to fiscal 2001, the Company is not aware of any director or executive officer of the Company who failed to file on a timely basis, as disclosed in such forms, reports required by Section 16(a) of the Exchange Act.

     As of March 31, 2001, i.e., the end of fiscal 2000, Jonathan J. Pallin, a former director of the Company, and the General Conference Corporation of Seventh-day Adventists (the "GCC") were the only beneficial owners of 10% or more of the Common Stock known to the Company. Both Mr. Pallin and the GCC have advised the Company that they made timely filings with respect to their transactions in fiscal 2001.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On September 10, 1997, Substance Abuse Technologies, Inc. ("SAT"), the then parent of the Company, filed a petition for reorganization under the Federal Bankruptcy Code, which reorganization proceeding was successfully completed on May 26, 1998. However, in September 1997, the then three directors of the Company including Linda H. Masterson (who currently is the Chairman of the Board, President and Chief Executive Officer of the Company), who were also directors of SAT, decided, at the request of Ms. Masterson, to resolve the Company's financial problems at that time outside the bankruptcy court and, accordingly, no petition in bankruptcy was filed for the Company. The Company subsequently successfully raised funds to continue the development of the product being commercialized and has significantly increased stockholder value during the past three years.

     On October 29, 1997, with the approval of its bankruptcy court, SAT sold its controlling stockholder interest in the Company (i.e., 5,575,306 shares or 76.4% of the 7,297,206 then outstanding shares of the Common Stock) to Meadow Lane Partners, LLC ("Meadow Lane"), which action, together with the subsequent resignations of two directors who served on both boards of directors, terminated SAT's relationship as the parent of the Company. On November 4, 1997, Ms. Masterson resigned as a director of SAT, thereby severing the last of the relationships between SAT and the Company.

     See the section "Employment and Severance Agreements" under this caption "Management" for information relating to the Company's severance agreement with Linda H. Masterson, the Chairman of the Board, the President, the Chief Executive Officer and a director of the Company.

     On October 10, 1999 (as modified by the Board on April 5, 2000 and the Compensation Committee on March 23, 2001), after over four months of due diligence, the Compensation Committee granted to Ms. Masterson five Common Stock purchase warrants (the "Masterson Warrants"), each to purchase 500,000 shares of the Common Stock at $1.72 per share, which exercise price was the average of the high bid and low asked prices of the Common Stock during the prior 20 trading days. Each of the Masterson Warrants was not to become exercisable unless the Company achieved a specified goal before a specified date as follows:

          (1) A definitive agreement with a strategic partner was executed on or before October 9, 2001;

          (2) A second definitive agreement with another strategic partner is executed on or before October 9, 2003;

          (3) A financing pursuant to which the Company realized at least $4,500,000 in net proceeds was closed on or before October 9, 2000;

          (4) The clinical trials for the saliva based testing product are completed on or before December 31, 2001; and

          (5) Sales of the Company's saliva based testing product to third parties (other than to a strategic partner) aggregating at least $100,000 are consummated on or before March 31, 2001.

     Each of the Masterson Warrants expires five years from the date the Warrant becomes exercisable, but not later than five years from the respective deadline dates as set forth above. Both the first and third Masterson Warrants became exercisable and Ms. Masterson has exercised the same.

     On October 10, 1999 (as modified by the Board on April 5, 2000 and the Compensation Committee on March 23, 2001), the Compensation Committee granted to Thomas J. Foley, the Senior Vice President, Research and Development of the Company, two Common Stock purchase warrants (the "Foley Warrants"), each to purchase 250,000 shares of the Common Stock at the same exercise price as for the Masterson

Warrants. Each of the Foley Warrants will not become exercisable unless the Company achieves a specified goal before a specified date as follows:

          (1) The saliva based testing product is submitted to the FDA for approval on or before December 31, 2001; and

          (2) Sales of the saliva based testing product to third parties (other than to a strategic partner) aggregating at least $100,000 are consummated on or before March 31, 2002.

Each of the Foley Warrants expires as provided for the Masterson Warrants.

     All of the remaining three Masterson Warrants and the Foley Warrants will become immediately exercisable in the event of a "hostile takeover" of the Company (as such term is defined in the Warrants). In addition, if a Masterson Warrant or a Foley Warrant is terminated for a reason other than cause or disability (as such terms are defined in the Warrants) or death, the applicable Warrant will also become exercisable upon the happening of the event, but only if the holder has made a substantial contribution to the achievement of the goal. The Warrant terminates before becoming exercisable in the event there is no such contribution or in the event the reason for the termination is cause, disability or death. Each of the remaining three Masterson Warrants or the Foley Warrants terminates, even if it has become exercisable, if the holder is terminated for cause.

     On October 20, 2000, pursuant to its policy of making annual reviews of each optionee, the Compensation Committee also granted, pursuant to the LifePoint, Inc. 2000 Option Plan (the "2000 Option Plan"), stock options ("Options") expiring October 19, 2010 exercisable at $6.00 per share to Ms. Masterson to purchase 120,000 shares of the Common Stock and Mr. Foley to purchase 60,000 shares of the Common Stock. These Options become exercisable in accordance with the terms of the 2000 Option Plan (see "Executive Compensation-Option/SAR Grants in the Last Fiscal Year" elsewhere in this Proxy Statement).

     On March 6, 2000, June 16, 2000 and August 1, 2001, the Compensation Committee authorized that executive officers who are optionees under the LifePoint, Inc. 1997 Stock Option Plan ("the 1997 Option Plan") and the 2000 Option Plan, respectively, or who hold Common Stock purchase warrants (as, for example, the Masterson Warrants and the Foley Warrants) may exercise an Option or a warrant by delivering a promissory note (the "Note") to the order of the Company providing as follows: (1) principal and interest on the Note shall become due and payable on the earlier to occur of (a) the first business day which is not later than 42 months (originally 18 months) after the date of the Note (which date of the Note shall be the date of exercise of the Option or warrant) or (b) the shares of the Common Stock securing the Note are sold; (2) payments of principal and interest shall be secured by a pledge of the shares issued upon the exercise of the Option or warrant; (3) the principal due under the Note shall bear interest at the rate equal to the amount required to be charged under the Internal Revenue Code of 1986, as amended (the "Code"), at the date of the Note, so that the interest will not be deemed to be "below market" under Section 7872 of the Code; (4) the Note may be prepaid at any time without penalty provided that the net proceeds from any sale of the shares of the Common Stock so pledged shall be applied as a prepayment; and (5) the Note shall become due and payable in the event of an Event of Default (as defined in the Note) which shall occur (a) on the executive officer's failure to pay principal and interest when due, which default is not cured within 30 days, (b) if a bankruptcy or similar petition is filed against the executive officer and not discharged within 60 days, (c) if the executive officer seeks relief under Title 11 of the United States Code or similar statute or (e) when the executive officer is unable to pay his or debts as they mature; provided that this method of exercise may be used by an officer only two times in any fiscal year. The Transfer Agent for the Common Stock is directed to deliver the certificates evidencing the shares of the Common Stock issued upon exercise to Robert W. Berend, the Secretary of the Company and a partner of Wachtel & Masyr, LLP, general counsel to the Company, to be held as security for the Company's loan. In authorizing this procedure to exercise, the Compensation Committee noted that, if an executive officer was required to sell his or her shares received upon exercise to meet tax or other obligations, he or she could subject himself or herself to "short swing" liability under Section 16(b) of the Exchange Act or violate some "lock-up" provision a future underwriter may impose on directors and officers of the Company and that permitting this method of exercise might ease problems under Section 422(d) of the Code relating to incentive stock options which first become exercisable in a year with a value in excess of $100,000 having the excess shares losing their incentive stock option treatment under the Code, thereby subjecting the executive officer to immediate tax liability. The Compensation Committee also noted that this type of exercise was permitted to optionees in other public companies.

     As a result of the procedure described in the preceding paragraph, the following Notes were outstanding as of the Record Date from Ms. Masterson, Mr. Foley and Michele A. Clark, the Controller and Chief Accounting Officer of the
Company:

                                                        PRINCIPAL AMOUNT    NUMBER OF    DUE DATE
NAME OF EXECUTIVE OFFICER                                   OF NOTE          SHARES      OF NOTE
-------------------------                               ----------------    ---------    --------
Linda H. Masterson....................................    $916,875.00        995,554(1)    9/6/03
Linda H. Masterson....................................    $922,600.00        555,000(2)   5/30/04
Thomas J. Foley.......................................    $ 30,400.00         60,400      1/20/04
Thomas J. Foley.......................................    $ 42,783.50         35,842     10/16/04
Michele A. Clark......................................    $ 24,435.00         13,500     11/17/03
Michele A. Clark......................................    $ 34,754.47         18,787      5/27/04

---------------
(1) 900,000 of these shares were issued upon the exercises of three Common Stock purchase warrants and also secure this loan.

(2) 500,000 of these shares were issued upon the exercise of a Common Stock purchase warrant and also secure this loan.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     There are no employment agreements currently in effect in the Company.

     Pursuant to a Severance Agreement dated as of October 27, 1997 (the "Masterson Severance Agreement") between the Company and Linda H. Masterson, as amended by the Compensation Committee of the Board of Directors on August 1, 2001, in the event that Ms. Masterson is terminated without cause (as defined in the Masterson Severance Agreement), she will be paid severance pay in a lump sum amount equal to her annual base salary that would have been paid to her had she not been terminated during the period between the date of termination and October 27, 2006.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides certain summary information concerning compensation paid or accrued by the Company during fiscal 2001 and the fiscal years ended March 31, 2000 ("fiscal 2000") and 1999 ("fiscal 1999") to the sole person who served as the Chief Executive Officer during fiscal 2001 and to the other executive officers whose total annual salary and bonus exceeded $100,000 during fiscal 2001.

                                                                               LONG TERM COMPENSATION
                                               ANNUAL COMPENSATION           ---------------------------
                                        ----------------------------------    SECURITIES
                                                              OTHER ANNUAL    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR    SALARY     BONUS     COMPENSATION     OPTIONS      COMPENSATION
---------------------------      ----   --------   --------   ------------   ------------   ------------
Linda H. Masterson.............  2001   $184,673                               120,000
  Chief Executive Officer        2000    173,654                               120,000
  and President(1)               1999    184,038                                50,000
Thomas J. Foley................  2001   $142,252                                60,000
  Senior Vice President,         2000    140,000                                60,000
  Research and Development(2)    1999    135,769                               220,000

                                                                               LONG TERM COMPENSATION
                                               ANNUAL COMPENSATION           ---------------------------
                                        ----------------------------------    SECURITIES
                                                              OTHER ANNUAL    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR    SALARY     BONUS     COMPENSATION     OPTIONS      COMPENSATION
---------------------------      ----   --------   --------   ------------   ------------   ------------
Lawrence A. Reynolds...........  2001   $129,174                                30,000
  Vice President,
     Marketing(3)..............  2000     24,039                               100,000
                                 1999         --                                    --

---------------
(1) Ms. Masterson was elected the President of the Company effective August 1, 1996 and designated as its Chief Executive Officer on May 26, 1997. On June 16, 2000, she was elected as the Chairman of the Board of the Company.

(2) Dr. Foley was elected as Vice President, Research and Development effective March 9, 1998 and his title was changed by the Board to Senior Vice President, Research and Development on March 12, 1999.

(3) Mr. Reynolds was elected as Vice President, Marketing and Sales on January 17, 2000 and his title was changed by the Board to Vice President, Marketing on June 8, 2001.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     On August 14, 1997, the Board of Directors adopted, subject to stockholder approval, the 1997 Stock Plan providing for the granting of Options to purchase up to 1,000,000 shares of Common Stock to employees (including officers) and persons who also serve as directors and consultants of the Company. On June 5, 1998, the Board increased the number of shares subject to the 1997 Option Plan to 2,000,000, again subject to stockholder approval. Stockholder approval was given on August 13, 1998. The Options may either be incentive stock options as defined in Section 422 of the Code to be granted to employees or nonqualified stock options to be granted to employees, directors or consultants. On June 16, 2000, the Board of Directors adopted, and, on August 25, 2000, the stockholders approved, the 2000 Option Plan which would permit the granting of Options to purchase an aggregate of 2,000,000 shares of Common Stock on terms substantially similar to those of the 1997 Option Plan.

     As of March 31, 2001, Options to purchase an aggregate of 1,897,988 shares of the Common Stock granted to employees including officers, directors and consultants were outstanding. As of such date, Options to purchase an aggregate of 404,978 shares of the Common Stock had been exercised and Options to purchase an aggregate of 515,868 shares of the Common Stock were then exercisable. Options granted to date under both Option Plans have generally become exercisable as to one-quarter of the shares subject thereto on the first anniversary date of the date of grant and as to 1/36th of the remaining shares on such calendar day each month thereafter for a period of 36 months. Certain Options will become exercisable upon the achievement of certain goals related to corporate performance and not that of the optionee. The exercise price per share for incentive stock options under the Code may not be less than 100% of the fair market value per share of the Common Stock on the date of grant. For nonqualified stock options, the exercise price per share may not be less than 85% of such fair market value. No Option may have a term in excess of ten years. Of the Options outstanding as of March 31, 2001, all were incentive stock options except for Options to purchase an aggregate of 271,000 shares and the Options had exercise prices ranging from $.50 - $6.56 per share. The Options had expiration dates ranging from August 13, 2002 to March 22, 2011.

     The Company has not granted any Options to consultants other than to the two current members of the Scientific Advisory Board and the seven current members of the Substance Abuse Advisory Board, each receiving an Option to purchase 10,000 shares, and will grant a similar Option to any future member of the Advisory Boards. For information on as to Options granted to non-employee, non-consultant directors, see the section "Compensation of Directors" under this caption "Executive Compensation." For information as to two Options granted in Fiscal 2000 to two executive officers (one of who is also a director), see "Management -- Certain Relationships and Related Transactions" elsewhere in this Proxy Statement. Since March 31, 2001 and through the Record Date, Options were granted to four non-employee, non-consultant directors to purchase an aggregate of 40,000 shares, which Options are referred to in the second sentence of this paragraph. Options to purchase an aggregate of 208,000 shares were granted to employees, Options to purchase an aggregate of 37,400 shares have been exercised and an Option to purchase 5,000 shares has been cancelled.

     The Company has never granted any stock appreciation rights.

     The following table contains information concerning the grant of Options to the Chief Executive Officer of the Company and other named executive officers whose compensation for fiscal 2001 exceeded $100,000 as reported in the Summary Compensation Table under this caption "Executive Compensation."

                                                                                      POTENTIAL REALIZABLE
                                              INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                            ------------------------------------------------------       ANNUAL RATES OF
                            NUMBER OF    PERCENTAGE OF                                     STOCK PRICE
                            SECURITIES   TOTAL OPTIONS                                  APPRECIATION FOR
                            UNDERLYING     GRANTED TO     EXERCISE OR                    OPTION TERM(3)
                             OPTIONS      EMPLOYEES IN    BASE PRICE    EXPIRATION   -----------------------
           NAME             GRANTED(#)   FISCAL 2000(1)    ($/SH)(2)       DATE        5%($)        10%($)
           ----             ----------   --------------   -----------   ----------   ----------   ----------
Linda A. Masterson........   120,000          15.8%          $6.00      10/20/10     $1,172,400   $1,867,200
Thomas J. Foley...........    60,000           7.9%          $6.00      10/20/10     $  586,200   $  933,600
Lawrence A. Reynolds......    30,000           4.0%          $3.35       3/23/11     $  163,800   $  260,700

---------------
(1) Based upon Options to purchase an aggregate of 759,308 shares of Common Stock granted in fiscal 2001.

(2) The exercise price is equal to 100% of the fair market value of the Common Stock at the date of grant as determined by the Compensation Committee at the time of grant.

(3) The potential realizable value is calculated based upon the term of the Option at the time of grant (ten years). Stock price appreciation of five percent and ten percent is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent the Company's prediction of the stock price performance.

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     Options to purchase 358,684 share of the Common Stock were exercised by employees during fiscal 2001.

     As indicated in the preceding section, the Company has never granted any stock appreciation rights.

     The following table shows the fiscal year-end option values for the Chief Executive Officer of the Company and the other named executive officers whose compensation for fiscal 2001 exceeded $100,000 as reported in the Summary Compensation Table under this caption "Executive Compensation."

                                                                   NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                  SHARES                          UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                               ACQUIRED ON          VALUE       OPTIONS AT FISCAL YEAR-END    AT FISCAL YEAR END($)(1)
NAME                           EXERCISE(#)       REALIZED($)   (#)EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                        ------------------   -----------   ----------------------------   -------------------------
Linda A. Masterson........        55,000          $247,500           225,816/195,434             $1,016,172/$879,453
Thomas J. Foley...........        60,400          $271,800           124,064/155,536             $  558,288/$699,912
Lawrence A. Reynolds......            --          $     --            54,677/ 75,323             $  246,047/$338,954

---------------
(1) The market value of the Options on March 31, 2001 is based on the closing sale price of $4.50 per share on that date.

OTHER COMPENSATION

     The Company currently has no pension plan in effect and has in effect no restricted stock plan, no stock appreciation rights nor any other long-term incentive plan under which grants or allocations may be made in the fiscal 2001 or thereafter.

COMPENSATION OF DIRECTORS

     On January 21, 2000, the Board of Directors modified the compensation arrangements previously adopted on April 16, 1999 for outside directors. In consideration of the services to be performed as a director of the Corporation, each director:

          (a) who is not an employee of the Corporation, or any subsidiary of the Corporation (if hereafter created), or

          (b) who is not a consultant to the Corporation, or, when incorporated, any subsidiary of the Corporation, and who is not paid a fee on a monthly basis shall receive as compensation (1) an annual cash payment of $10,000, payable quarterly, but subject to retroactive pro rata adjustment in the fourth quarter if he or she fails to attend, or participate in, at least 75% of the directors' meetings held during the calendar year, and (2) a grant of an Option pursuant to the 1997 Option Plan or, since June 16, 2000, an Option pursuant to the 2000 Option Plan, depending on the then availability of shares under the respective Plan. Each grant shall be for the right to purchase 10,000 shares (previously 15,000 shares) of the Common Stock on an annual basis, except that in the first year as a director the grant is for 15,000 shares. Except for incumbent directors as of January 21, 2000, the initial grant shall be on the day of his or her first election as a director of the Corporation, whether by the Board or the stockholders, and thereafter on the anniversary day of such first election. The exercise price of each Option shall be the Fair Market Value as determined pursuant to the 1997 Option Plan or the 2000 Option Plan on the respective date of the grant, or if not a business day, on the preceding day on which the Common Stock was traded. Each Option will expire ten years from its date of grant and will become exercisable as to one quarter of the shares of the Common Stock on the first anniversary of the date of grant and 1/36th of the remaining shares of the Common Stock on the same date each month thereafter for a period of 36 months, with any odd amount being exercisable in the 36th month.

     In addition, each director is entitled to receive annually (1) a fee of $2,000 for any Board Committee as to which he or she serves as the Chairperson and (2) a fee of $1,000 for each Board Committee on which he or she serves. For information as to the three Board Committees, see "Proposal One: Election of the Class A Director -- Committees and Board Meetings" elsewhere in this Proxy Statement.

     In lieu of receiving the cash payments described in the preceding two paragraphs, a director may elect, prior to the commencement of the calendar year, to receive, pursuant to either the 1997 Option Plan or the 2000 Option Plan, an Option subject to the following terms and conditions: (1) the right to purchase that number of shares of the Common Stock which is the dividend of (a) the cash compensation otherwise payable to him or her for the year and (b) the value of having the right to purchase that number of shares over a ten-year period at the exercise price hereinafter set forth, the value to be determined in accordance with a customary formula; (2) an exercise price equal to 85% of the closing sales price of Common Stock on the date of election to receive an Option in lieu of cash; and (3) an expiration date of ten years from the date of election. The number of shares is subject to the same retroactive pro rata adjustment as is the cash payment. Paul Sandler, a non-employee, non-consultant director, has made the election to receive an Option in lieu of cash payments for 2000 and, accordingly, was granted an Option expiring January 20, 2010 to purchase 3,921 shares at $2.55 per share. He has also made the same election for 2001 and, accordingly, was granted an Option expiring December 14, 2010 to purchase 3,183 shares at $3.77 per share.

     Each of Peter S. Gold and Dr. Sandler, each a non-employee, non-consultant director, was granted as of April 16, 2000 an Option expiring April 15, 2010 under the 1997 Option Plan to purchase 10,000 shares of the Common Stock at $3.22 per share pursuant to the revised authorization. April 16th of each year, which commenced in 2000, will be the date of grant of an Option for each of Messrs. Gold and Sandler assuming that he is still a director of the Company on such date. Each was granted, as of April 16, 2001, an Option expiring April 15, 2011 under the 1997 Option Plan to purchase 10,000 shares at $4.09 per share.

     Pursuant to the revised authorization, each of Charles J. Casamento and Stan Yakatan, each a non-employee, non-consultant director, was granted on June 16, 2000 an Option expiring June 15, 2010 under the 1997 Option Plan to purchase 15,000 shares of the Common Stock at $6.5625 per share. Assuming the person is still a director on the anniversary date, June 16 of each year, commencing 2001, will be the date of grant for an Option or a stock option for each of Messrs. Casamento and Yakatan. Each of Messrs. Casamento and Yakatan was granted, as of June 16, 2001, an Option expiring June 15, 2011 under the 2000 Option Plan to purchase 10,000 shares at $3.48 per share.

ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     For information that there are no Compensation Committee interlocks and that insider participation in compensation decisions is extremely limited, see "Report of Compensation Committee on Executive Compensation" elsewhere in this Proxy Statement.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     See "Report of Compensation Committee on Executive Compensation" elsewhere in this Proxy Statement.

PERFORMANCE GRAPHS

     The following two performance graphs were prepared on the basis of a comparison with companies on The Nasdaq Stock Market because no comparable data was available with respect to companies on the AMEX on which the Common Stock is listed. Since its inception, the Company has not paid any dividends to the holders of the Common Stock.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                                LIFEPOINT, INC.

              PRODUCED ON 08/08/2001 INCLUDING DATA TO 08/30/2001
[LINE GRAPH]

                                                      COMPANY INDEX               MARKET INDEX                 PEER INDEX
                                                      -------------               ------------                 ----------
03/29/1996                                                                            29.279                      67.945
                                                                                      31.703                      69.048
                                                                                      33.158                      72.111
                                                                                      31.664                      65.853
                                                                                      28.848                      57.973
                                                                                      30.466                      60.384
                                                                                      32.793                      64.531
                                                                                      32.429                      60.160
                                                                                      34.439                      60.554
                                                                                      34.410                      62.428
                                                                                      36.852                      64.578
                                                                                      34.812                      63.700
03/31/1997                                                                            32.542                      58.185
                                                                                      33.556                      56.670
                                                                                      37.356                      62.591
                                                                                      38.505                      63.545
                                                                                      42.562                      67.847
                                                                                      42.498                      68.047
                                                                                      45.017                      74.946
                                                                                      42.672                      73.340
                                                                                      42.897                      71.922
                                                                                      42.144                      71.257
                                                                                      43.480                      72.644
                                                                                      47.566                      77.388
03/31/1998                                                                            49.325                      78.182
                                                                                      50.159                      78.191
                                                                                      47.372                      74.333
                                                                                      50.681                      73.972
                                                                                      50.087                      72.019
                                                                                      40.157                      58.619
                                                                                      45.728                      65.469
                                                                                      47.737                      65.333
                                                                                      52.589                      74.227
                                                                                      59.421                      79.464
                                                                                      68.045                      83.546
                                                                                      61.952                      77.656
03/31/1999                                                                            66.639                      84.142
                                                                                      68.786                      91.014
                                                                                      66.880                      91.131
                                                                                      72.897                      98.939
                                                                                      71.582                     102.020
                                                                                      74.609                      99.321
                                                                                      74.710                      93.701
                                                                                      80.698                      88.625
                                                                                      90.515                      95.950
                                                                                     110.424                      96.239
                                                                                     106.342                      97.352
                                                                                     126.558                     113.808
03/31/2000                                                                           123.950                     112.772
                                                         100.000                     100.000                     100.000
                                                          89.474                     104.255                     103.846
                                                         102.632                      91.678                     104.264
                                                         114.474                     107.776                     113.932
                                                          98.684                     101.934                     113.204
                                                          98.684                     113.985                     127.791
                                                         140.790                      99.175                     128.489
                                                         128.947                      91.036                     117.349
                                                          92.105                      70.135                     100.684
                                                          93.421                      66.409                      99.272
                                                         120.000                      74.463                      96.275
                                                          98.947                      57.649                      91.892
03/30/2001                                                94.737                      49.569                      83.846

                                     LEGEND

SYMBOL            CRSP TOTAL RETURNS INDEX FOR:   08/1996   08/1997   08/1998   08/1999   08/2000   08/2001
------            -----------------------------   -------   -------   -------   -------   -------   -------
 ----------    -  LifePoint, Inc.                                                                    94.7
  - - - - -    +  Nasdaq Stock Market (US
                  Companies)                       29.3      82.5      49.8      66.6      124.0     49.6
 ----------   ++  NASDAQ Stocks (SIC 3840 - 3849
                  US + Foreign)
                  Surgical, Medical and Dental
                  Instruments and Supplies         67.9      58.2      78.2      84.1      112.8     83.8

Notes:
     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
     D. The index level for all series was set to $100.0 on 14/19/2000.

      Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in
      Security Prices, Graduate School of Business,
      The University of Chicago. Used with permission. All rights reserved.
                                                               (C)Copyright 2001

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                                LIFEPOINT, INC.

              PRODUCED ON 08/08/2001 INCLUDING DATA TO 08/30/2001
[LINE GRAPH]

                                                      COMPANY INDEX               MARKET INDEX                 PEER INDEX
                                                      -------------               ------------                 ----------
04/19/2000                                               100.000                     100.000                     100.000
                                                          89.474                     104.255                     103.846
                                                         102.632                      91.678                     104.264
                                                         114.474                     107.776                     113.932
                                                          98.684                     101.934                     113.204
                                                          98.684                     113.985                     127.791
09/29/2000                                               140.790                      99.175                     128.489
                                                         128.947                      91.036                     117.349
                                                          92.105                      70.135                     100.684
                                                          93.421                      66.409                      99.272
                                                         120.000                      74.463                      96.275
                                                          98.947                      57.649                      91.892
03/30/2001                                                94.737                      49.569                      83.846

                                     LEGEND

SYMBOL            CRSP TOTAL RETURNS INDEX FOR:                     04/2000    09/2000    08/2001
------            -----------------------------                     -------    -------    -------
 ----------    -  LifePoint, Inc.                                    100.0      140.8       94.7
  - - - - -    +  Nasdaq Stock Market (US Companies)                 100.0       99.2       49.6
 ----------   ++  NASDAQ Stocks (SIC 3840 - 3849 US + Foreign)       100.0      128.5       83.8
                  Surgical, Medical, and Dental Instruments and
                  Supplies

Notes:
     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
     D. The index level for all series was set to $100.0 on 14/19/2000.

      Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in
      Security Prices, Graduate School of Business,
      The University of Chicago. Used with permission. All rights reserved.
                                                               (C)Copyright 2001

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the Record Date, certain information with respect to (1) any person known to the Company who beneficially owned more than 5% of the Common Stock, (2) each director of the Company, one of whom is a nominee for election at the Meeting, (3) the Chief Executive Officer of the Company and (4) all directors and executive officers as a group. Each beneficial owner who is a natural person has advised the Company that he or she has sole voting and investment power as to the shares of the Common Stock, except that, until a Common Stock purchase warrant or an Option is exercised, there is no voting right.

                                                            NUMBER OF SHARES         PERCENTAGE OF
                                                            OF COMMON STOCK          COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER                       BENEFICIALLY OWNED    BENEFICIALLY OWNED(1)
------------------------------------                       ------------------    ---------------------
General Conference Corporation of Seventh-day
  Adventists.............................................     6,547,849(2)               20.4%
12501 Old Columbia Pike
Silver Spring, MD 20804-6600
Jonathan J. Pallin(3)....................................     3,185,589(4)               10.0%
722 Starlight Heights Drive
La Canada, CA 91011
Linda H. Masterson(5)....................................     1,776,370(6)                5.6%
1205 South Dupont Street
Ontario, CA 91761
Peter S. Gold(7).........................................       912,090(8)                2.9%
16027 Ventura Blvd., Suite 601
Encino, CA 91436
Paul Sandler(7)..........................................       216,011(9)                nil
533 West Hatcher Road
Phoenix, Arizona 85021
Charles J. Casamento(10).................................        4,374(11)                  0
99 Belbrook Way
Atherton, CA 94027
Stan Yakatan(10).........................................        4,374(11)                  0
635 Euclid Avenue, Unit 110
Miami Beach, FL 33139

---------------
 (1) The percentages computed in this column of the table are based upon 31,570,853 shares of the Common Stock which were outstanding on the Record Date. Effect is given, pursuant to Rule 13d-3(l)(i) under the Exchange Act, to shares issuable upon the exercise of the Common Stock purchase warrants and the Options currently exercisable or exercisable within 60 days of the Record Date and to the shares issuable upon the conversion of shares of the Company's Series C Convertible Preferred Stock, $.001 par value (the "Series C Preferred Stock") currently convertible or convertible within 60 days of the Record Date.

 (2) The shares of the Common Stock reported in the table include (a) 240,000 shares issuable upon the exercise by this holder and its affiliate at $3.00 per share of a Common Stock purchase warrant expiring February 28, 2005;
     (b) 142,860 shares issuable upon the conversion of 14,286 shares of the Series C Preferred Stock; and (c) 142,860 shares issuable upon the exercise as $3.50 per share of a Common Stock purchase warrant expiring June 19, 2006 (the "Investor Warrant"). The shares of the Common Stock reported in the table do not include (x) an aggregate of 142,850 shares to be issued upon the conversion of an aggregate of 14,850 shares of the Common Stock and (y) an aggregate of 142,850 shares issuable upon the exercises of two Investor Warrants, the shares of the Series C Preferred Stock and the Investor Warrants described in (x) and (y) being held in escrow as of the Record Date.

 (3) A director of the Company from October 31, 1997 to March 3, 2000 and the Chairman of the Board from October 31, 1997 to January 8, 1999.

 (4) The shares of the Common Stock reported in the table reflect (a), based on public reports, 2,879,300 shares of the 5,575,306 shares acquired by Meadow Lane from SAT on October 29, 1997, of which 4,325,306 shares were initially distributed to Mr. Pallin, and (b) 306,289 shares of the 666,289 shares issuable upon the exercise of a Common Stock purchase warrant expiring January 7, 2003 (the "Meadow Lane Warrant") exercisable at $.50 per share granted to Meadow Lane. Mr. Pallin was one of the two members of Meadow Lane and received the shares and a portion of the Meadow Lane Warrant as a distribution from Meadow Lane. See "Management -- Certain Relationships and Related Transactions" elsewhere in this Proxy Statement.

 (5) A director of the Company since May 31, 1996; effective August 1, 1996, its President; effective May 23, 1997, its Chief Executive Officer; and, effective June 16, 2000, its chairman of the Board.

 (6) The shares reported in this table as being beneficially owned by Ms. Masterson are held, or, following exercise, will be held, by Robert P. Masterson and Linda H. Masterson, Trustees of the Masterson Family Trust, dated September 23, 2000, and include (a) 37,500 shares issuable upon the partial exercise at $.50 per share of an Option expiring August 13, 2007;
     (b) 75,000 shares issuable upon the exercise at $.50 per share of an Option also expiring April 13, 2007; (c) 75,000 shares issuable upon the exercise at $.50 per share of an Option also expiring April 13, 2007; (d) 13,316 shares issuable upon the partial exercises at $.50 per share of an Option expiring June 29, 2008; and (e) 25,000 issuable upon the exercise at $1.67 per share of an Option expiring October 9, 2009. Of the shares reported in the table, 1,350,554 shares will not be released from escrow to Ms. Masterson until her two Notes to the Company in the aggregate principal amount of $1,839,475 are paid. See "Management-Certain Relationships and Related Transactions" elsewhere in this Proxy Statement. The shares of the Common Stock reported in the table do not include (x) an aggregate of 75,434 shares subject to the foregoing Options as to which the Options were not exercisable at the Record Date or within 60 days thereafter; (y) 120,000 shares issuable upon the exercise at $6.00 per share of an Option expiring October 19, 2010 which was not exercisable at the Record Date or within 60 days thereafter; and (z) an aggregate of 1,500,000 shares issuable upon the exercises at $1.72 per share of the three remaining Masterson Warrants which were not exercisable at the Record Date or within 60 days thereafter (see "Management-Certain Relationships and Related Transactions" elsewhere in this Proxy Statement).

 (7) A director of the Company since December 5, 1997.

 (8) The shares of the Common Stock reported in the table include (a) an aggregate of 200,000 shares issuable upon the exercise of two Common Stock purchase warrants expiring November 4, 2002, one for 100,000 shares exercisable at $.50 per share and the other exercisable at $1.00 per share;
     (b) 8,758 shares issuable upon the exercise at $1.81 per share of an Option expiring April 15, 2009; and (c) 3,332 shares issuable upon the exercise at $3.22 per share of an Option expiring April 15, 2010. The shares of the Common Stock reported in the table do not include (x) an aggregate of 12,910 shares subject to the foregoing Options as to which the Options were not exercisable at the Record Date or within 60 days thereafter and (y) 10,000 shares issuable upon the exercise at $4.09 per share of an Option expiring April 15, 2011.

 (9) The shares of the Common Stock reported in the table include (a) 8,758 shares issuable upon the exercise at $1.81 per share of an Option expiring April 15, 2009; (b) 3,332 shares issuable upon the exercise at $3.22 per share of an Option expiring April 15, 2010; and (c) 3,921 shares issuable upon the exercise at $2.55 per share of an Option expiring January 20, 2010. The shares of the Common Stock reported in the table do not include
     (x) an aggregate of 12,910 shares subject to two of the foregoing Options as to which the Options were not exercisable at the Record Date or within 60 days thereafter; (y) 3,183 shares issuable upon the exercise at $3.77 per shares of an Option expiring December 14, 2010; and (z) 10,000 shares issuable upon the exercise at $4.09 per share of an Option expiring April 15, 2011.

(10) A director of the Company since June 16, 2000.

(11) The shares of the Common Stock reported in the table reflect 4,374 shares issuable upon the exercise at $6.5625 per share of an Option expiring June 15, 2010. The shares of the Common Stock reported in the table do not reflect (x) 10,636 shares subject to the foregoing Option as to which the Option was not exercisable at the Record Date or within 60 days thereafter and (y) 10,000 shares issuable upon the exercise at $3.48 per share of an Option expiring June 15, 2011.

(12) The shares of the Common Stock reported in the table include (a) those issuable upon the exercise of the Common Stock purchase warrants and the Options described in Notes (6), (8), (9) and (11) to the table, (b) an aggregate of 113,444 shares issuable to an executive officer upon his exercises at $.50 per share of four Options each expiring March 20, 2008 and a fifth Option expiring June 30, 2008; (c) 6,250 shares issuable to the same executive officer upon the exercise at $1.67 per share of an Option expiring October 9, 2009; (d) 9,369 shares issuable to a second executive officer upon her exercise at $1.81 per share of an Option expiring April 15, 2009; (e) 9,369 shares issuable to such second executive officer upon her exercise at $1.87 per share of an Option expiring November 16, 2009; (f) an aggregate of 54,677 shares issuable to a third executive officer upon his exercises at $2.83 per share of three Options each expiring January 20, 2010; and (g) an aggregate of 21,250 shares issuable to a fourth executive officer upon his exercises at $4.81 per share of three Options each expiring August 24, 2010. The shares of the Common Stock reported in the table do not include
     (q) an aggregate of 117,824 shares issuable to the first executive officer upon his exercises of the five Options described in (b); (u) 6,250 shares issuable to the first executive officer upon his exercise of the Option described in (c); (v) 20,844 shares issuable to the second executive officer upon her exercise of the Option described in (d); (w) 43,131 shares issuable to the second executive officer upon her exercise of the Option described in (e); (x) an aggregate of 75,323 shares issuable to the third executive officer upon his exercises of the three Options described in (f);
     (y) an aggregate of 63,750 shares issuable to the fourth executive officer upon his exercises of the three Options described in (g); and (z) 100,000 shares issuable to a fifth executive officer upon his exercise at $3.85 per share of an Option expiring June 7, 2011, none of the Options described in this sentence being exercisable at the Record Date or within 60 days thereafter.

               PROPOSAL TWO: APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee has re-appointed Ernst & Young LLP as the Company's independent public accountants for fiscal 2002. Ernst & Young has served as independent auditors for the Company since the audit for the fiscal year ended March 31, 1996.

     The Board is seeking stockholders' approval of the Audit Committee's selection of Ernst & Young LLP. The General Corporation Law of the State of Delaware, under which law the Company was incorporated, does not require the approval of the selection of independent auditors by the Company's stockholders; however, in view of the importance of the financial statements to stockholders, the Board of Directors deems it desirable that the Company's stockholders pass upon the selection of auditors. In the event that stockholders disapprove of the selection, the Audit Committee will consider the selection of other auditors.

     A representative of Ernst & Young LLP will be present at the Meeting. The Company has been informed that the representative does not intend to make any statement to the stockholders at the Meeting, but will be available to respond to appropriate questions from stockholders.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is comprised of three non-employee directors and operates under a written charter adopted by the Board of Directors on June 16, 2000 (the "Charter"), a copy of which is attached to this Proxy Statement as Appendix A. The Audit Committee, at its meeting on August 1, 2001, reviewed the Charter and determined not to recommend to the Board that any changes be made. The Board of Directors has determined that each Committee member is independent in accordance with Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. applicable to companies like the Company whose Common Stock is listed on The American Stock Exchange LLC.

     The current members of the Audit Committee are Charles J. Casamento, Peter
S. Gold and Stan Yakatan, with Mr. Gold serving as the Chairman.

     The Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     In this context, the Committee has discussed and reviewed with the independent auditors all matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Committee has met with the Company's independent auditors, with and without management present, to discuss the overall scope of its audit, the results of its examinations, its evaluations of the Company's internal controls and the overall quality of its financial reporting.

     The Committee has received from the independent auditors a formal written statement describing all relationships between the independent auditors and the Company that might bear on the auditor's independence consistent with Independence Standards Boards Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditor's independence.

AUDIT FEES

     Ernst & Young LLP, the Company's independent auditors, billed $46,625 for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended March 31, 2001 ("fiscal 2001") and the reviews of the financial statements included in the Company's Forms 10-Q filed for fiscal 2001.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     During fiscal 2001, Ernst & Young LLC did not, directly or indirectly, operate, or supervise the operation of, the Company's information system or manage the Company's local area network or design or implement for the Company a hardware or software system that aggregates source data underlying the Company's financial statements or generates information that is significant to the Company's financial statements taken as a whole.

ALL OTHER FEES

     Ernst & Young LLC billed $14,500 for services in connection with (a) the preparation and filing of tax returns for fiscal 2001 and (2) the review of registration statements filed by the Company in fiscal 2001 under the Securities Act of 1933, as amended, which required the firm's consent to the audited financial statements appearing in the prior Form 10-K or Form 10-KSB, which was the only other services performed for the Company for fiscal 2001 other than those described under the caption "Audit Fees." The Audit Committee has reviewed these services and has concluded that they are compatible with maintaining the independence of Ernst & Young LLC.

RECOMMENDATIONS

     Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board also have approved, subject to stockholder ratification, the selection of the Company's independent auditors for the fiscal year ending March 31, 2002.

                                          Submitted by the Audit Committee

                                            Peter S. Gold, Chairman
                                            Charles J. Casamento
                                            Stan Yakatan

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive officer compensation program is administered and reviewed by the Compensation Committee of the Board of Directors consisting of directors (currently three) who are neither officers or employees of the Company and who have no other interlocks with the Company. The Compensation Committee currently consists of Messrs. Charles J. Casamento, Peter S. Gold and Paul Sandler, with Mr. Sandler serving as its Chairperson. Messrs. Gold and Sandler have continuously served as members since the Compensation Committee was created on December 5, 1997. Mr. Casamento was appointed to the Compensation Committee by the Board on June 16, 2000 when he was first elected as a director of the Company so that he, unlike Messrs. Gold and Sandler, served as a member for only nine and one-half months in the fiscal year ended March 31, 2001 ("fiscal 2001"). Appointments to the Compensation Committee are reviewed on an annual basis.

POLICY AND MISSION

     The Compensation Committee has determined that the compensation program for the Company's executive officers should not only be adequate to attract, motivate and retain competent personnel, but should also -- to the extent feasible -- be related to the short-term and long-term objectives of the Company. Because the Company has continued to be a development stage company through fiscal 2001, deriving no revenues from products or services, the Compensation Committee has not been able to relate executive compensation to the financial performance of the Company in terms of an officer's contribution to profitability.

     The Compensation Committee strongly believes that equity ownership by executive officers provides incentives to build stockholder value and aligns the interests of executive officers with those of the stockholders. The Committee provides such incentives through stock option grants and occasionally through grants of warrants. During the past years when cash was required to fund the Company's development program, the use of stock incentives was particularly important.

     In seeking to determine base salary and other compensation for executive officers, primarily its chief executive officer, the Compensation Committee has relied on data in surveys by Radford Associates relating to compensation paid in comparable companies. During the fiscal year ended March 31, 2000, the Company also relied on data furnished by an executive compensation expert. The Compensation Committee intends in the future to rely on independent surveys of compensation data.

     Although the Compensation Committee, prior to March 23, 2001, has not used performance goals as the basis for determining momentary compensation, it has used the achievement of operational objectives by the Company as the basis for determining the exercisablity of certain warrants and options. On March 23, 2001, the Compensation Committee adopted the LifePoint, Inc. Management Bonus Plan (the "Bonus Plan") pursuant to which officers can earn cash compensation equal to a percentage of their base salary based on the achievement of goals during the prior fiscal year, commencing with the fiscal year ending March 31, 2002 ("fiscal 2002"). At least one of a participant's annual goals must relate to the Company's overall performance, while the others may relate to his or her area of specific responsibility. The Bonus Plan reserves the right of the Compensation Committee to defer payment of the cash bonuses if the members are concerned about the liquidity of the Company or any delay in its achieving profitability. The Compensation Committee, in adopting the Bonus Plan, believed that this new incentive was necessary for the attraction, motivation and retention of key personnel in view of what competitors offer. Although initially in adopting the Bonus Plan the Compensation Committee acted on projections that the Company would begin to have revenues at the end of fiscal 2001 and might achieve profitability in the quarter when the results for fiscal 2002 were reported, the Compensation Committee remains of the opinion that the Bonus Plan is necessary for competitive reasons even without achievement of the revenues and profitability when initially projected and that its reserve power will enable the Committee to protect stockholders' interests should the Company's financial position at the end of fiscal 2002 so require.

     The Compensation Committee, on the anniversary date of the initial grant, reviews the grants of options to optionees, including executive officers, in accordance with an approved formula for future grants and an evaluation of the optionee's performance in the prior year. Although the Compensation Committee receives a report as to any annual increases in an executive officer's base salary (the initial salary having been approved by the Board of Directors or the Compensation Committee), the Compensation Committee currently (under the Company's Grants of Authority) only approves increases raising an annual base salary to $150,000 or more. Currently, only the Chief Executive Officer requires approval of her salary. The Chief Executive Officer approves the increases for the other executive officers provided that the base salary, after the increase, is below $150,000.

CHIEF EXECUTIVE OFFICER'S COMPENSATION IN 2001

     As indicated above, the Compensation Committee has based its salary and option awards to the Chief Executive Officer based on its review of independent survey data for comparable companies and its evaluation of her performance, as well as taking into consideration the cash requirements of the Company. Despite the Committee's unanimous approval of her performance, the cash requirements have led to settling her cash compensation in the 25% percentile rather than in a higher percentile to which their evaluation of her performance would have entitled her and to attempt, in lieu thereof, to be liberal in awarding her stock compensation. The Compensation Committee believes that, as the Company's revenues begin to grow and ultimately profitability is achieved, the Chief Executive Officer's compensation will be evaluated on a basis more typical to chief executive officers in an operational company.

     The Chief Executive Officer has been granted warrants, participates in the option plans of the Company and will participate in the Bonus Plan.

OTHER OFFICER'S COMPENSATION IN 2001

     As indicated above, the Compensation Committee has, in granting options to executive officers followed its previously approved guidelines. As also previously indicated, the Company's Grants of Authority have not required the Committee's approval of increases in annual base salary (subject to the $150,000 maximum). Approval of initial base salary has been based on an evaluation of competitive salaries. All current executive officers will participate, commencing fiscal 2002, in the Bonus Plan.

BOARD ACTION

     The directors who are not members of the Compensation Committee receive copies of minutes of the meetings of the Compensation Committee so that they are aware of its actions. The other Board member who is not an executive officer has not elected to have the Board reconsider any action of the Compensation Committee.

                                          Submitted by the Compensation
                                          Committee

                                            Paul Sandler, Chairman
                                            Charles J. Casamento
                                            Peter S. Gold

                    OTHER MATTERS COMING BEFORE THE MEETING

     As of the date of this Proxy Statement, the Board of Directors does not know of any matters to be presented to the Meeting other than the five proposals set forth in the attached Notice of Annual Meeting. If any other matters properly come before the Meeting, it is intended that the holder of the management proxies will vote thereon in their discretion.

                                 MISCELLANEOUS

     The solicitation of proxies on the enclosed form of proxy is made by and on behalf of the Board of Directors of the Company and the cost of this solicitation is being paid by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegraph, by the officers or directors of the Company.

     Stockholders' proposals for inclusion in the Company's proxy statement for the Annual Meeting of Stockholders in 2002 must be received no later than March 27, 2002. If a stockholder intends to submit a proposal for consideration at the Annual Meeting in 2002 by means other than the inclusion of the proposal in the Company's proxy statement for such Meeting, the stockholder must notify the Company on or before June 13, 2002 of such intention or risk management exercising discretionary voting authority with respect to the management proxies to defeat such proposal when and if presented at the Meeting.

     A copy of the Annual Report to Stockholders is being mailed to all stockholders as of the Record Date with this Proxy Statement. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2001, including financial statements (there are no schedules), may be obtained by written or oral request to Michele A. Clark, the Controller and the Chief Accounting Officer of the Company, at the following address: 1205 South Dupont Street,, Ontario, CA 91761, or telephone number: (909) 418-3000. A reasonable fee for duplicating and mailing will be charged if a copy of any exhibit is requested.

                                          By Order of the Board of Directors

                                          /s/ ROBERT W. BEREND
                                          --------------------------------------
                                          Robert W. Berend
                                          Secretary

August 9, 2001

                                                                      APPENDIX A

                                LIFEPOINT, INC.

                            AUDIT COMMITTEE CHARTER

                                  ORGANIZATION

     This Charter governs the operations of the Audit Committee (the "Committee") of LifePoint, Inc. (the "Company"). The Committee shall review and reassess the Charter at least annually and obtain the approval of the Board of Directors (the "Board"). The Committee shall be appointed by the Board and shall consist of at least three directors appointed annually and serving at the pleasure of the Board, each of whom are independent of management and the Company. For the meetings of the Committee two members (a majority if there are more than three members of the Committee) of the Committee shall constitute a quorum. No action may be taken except by the affirmative vote of at least two members (a majority if there are more than three members of the Committee) of the Committee. In the absence or disqualification of a member of the Committee, the member or members present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member, provided that a majority of the persons acting at the meeting is independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. So long as the Company's Common Stock is listed on the American Stock Exchange LLC, or if in the future the Common Stock shall be traded on The Nasdaq Stock Market, Inc., the Board shall interpret "independence" as defined in the rules of the National Association of Securities Dealers, Inc. (the "NASD"). If the Common Stock should instead ever be listed on the New York Stock Exchange, Inc., the Board shall interpret "independence" as defined by such Exchange or, if appropriate, continue to use the definition in the NASD rules. All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee, and at least one member shall have accounting or related financial management expertise.

                              STATEMENT OF POLICY

     The Committee shall provide assistance to the Board in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function (when established), the annual independent audit of the Company's financial statements and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, the independent auditors, the internal auditors (when engaged) and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, including outside counsel to the Company, or other experts for this purpose.

                         RESPONSIBILITIES AND PROCESSES

     The Committee shall be established for the purpose of (1) ensuring direct communication among the internal accounting and financial staff and the independent auditors of the Corporation and the Board; (2) assuring the internal accounting and financial staff and independent auditors the freedom, cooperation and opportunity necessary to accomplish their functions and (3) ensuring appropriate actions on the recommendations of the independent auditors and the internal accounting and financial staff. The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

     The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

     - The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee as representatives of the Company's stockholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, to replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors, subject to stockholders' approval.

     - The Committee shall approve the scope of the annual audit by the independent auditor and authorize any supplementary reviews, investigations or audits as it shall deem advisable. Also the Committee shall discuss with management, the internal auditors (when engaged) and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors (when engaged) and the independent auditors, with and without management present, to discuss the results of their examinations.

     - The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chairperson of the Committee may represent the entire Committee for the purposes of this review.

     - The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the discourses in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

     - The Committee shall review the independent auditors' management letters with the auditors and with the corporate staff and engage in the appropriate follow-up of a recommendation in any such management letter.

     - The Committee shall determine the appropriate actions that should be taken regarding all irregularities uncovered.

     - The Committee shall report to the Board on the activities and findings of the Committee and, where appropriate, make recommendations to the Board based on these findings.

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                               TABLE OF CONTENTS

                                       PAGE
                                       ----
Notice of the Annual Meeting
  Stockholders.......................  N/A
Proxy Statement:
Voting Securities....................    1
Proposal One: Election of the Class A
  Director...........................    2
Management...........................    6
Executive Compensation...............   10
Security Ownership of Certain
  Beneficial Owners and Management...   16
Proposal Two: Appointment of
  Independent Auditors...............   19
Report of Audit Committee............   19
Compensation Committee Report on
  Executive Compensation.............   21
Other Matters Coming Before
  Meeting............................   22
Miscellaneous........................   22
Appendix A -- Audit Committee
  Charter............................  A-1

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                                LIFEPOINT, INC.
                            NOTICE OF ANNUAL MEETING
                              OF STOCKHOLDERS AND
                                PROXY STATEMENT
                                 AUGUST 9, 2001
------------------------------------------------------
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
                                 LIFEPOINT, INC.
                            1205 SOUTH DUPONT STREET
                                ONTARIO, CA 91764

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints Linda H. Masterson and Robert W. Berend as Proxies, each with the power to appoint her or his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of the Common Stock of LifePoint, Inc. (the "Company") held of record by the undersigned on August 3, 2001 at the Annual Meeting of Stockholders to be held on September 7, 2001 or at any adjournment thereof.

1.  Election of Peter S. Gold as the Class A Director of the Company.

[ ] FOR the nominee named above.

[ ] WITHHOLD AUTHORITY to vote for the nominee named above.

2. Proposal to Ratify the Appointment of Ernst & Young LLP as Independent Auditors of the Company.

                      [ ] FOR      [ ] AGAINST    [ ] ABSTAIN

3. To transact such other business as may come before the Annual Meeting or any adjournment thereof.

This proxy, when executed, will be voted in the manner directed by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

PLEASE MARK, SIGN, DATE, AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED
ENVELOPE

I (we) shall attend the Annual Meeting in person _____ Yes        _____ No

                                                 Please sign exactly as your
                                                 name appears to the left. When
                                                 shares are held by joint
                                                 tenants, please both sign. When
                                                 signing as attorney, executor,
                                                 administrator, trustee or
                                                 guardian, please give full
                                                 title as such. If a
                                                 corporation, please sign in
                                                 full corporate name by the
                                                 President or other authorized
                                                 officer. If a partnership,
                                                 please sign in full partnership
                                                 name by a duly authorized
                                                 person.

                                                 _______________________________
                                                           Signature

                                                 _______________________________
                                                   Signature, if held jointly

                                                 Date: ___________________, 2001